UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 17, 2015

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth under Item 8.01 (Other Events) below with respect to Pete Bantock is incorporated herein by reference. There were no changes to Mr. Bantock’s compensation, or the other terms and conditions of his employment, in connection with the events described below.

Item 8.01	Other Events.

On April 17, 2015, Accelerate Diagnostics, Inc. (the “Company”) issued a press release announcing that it had named Ron Price as Senior Vice President and Head of Commercial Operations for the Americas, replacing Pete Bantock, the Company’s former Chief Commercial Officer, who is moving to the newly created position of Chief Culture Officer and Head of Human Resources.

Mr. Price brings over 20 years of commercial operations experience, including experience leading sales and marketing teams to achieve double-digit revenue growth and strong bottom-line performance, to the Company. He joins the Company from Roche Diagnostics where he held the position of Vice President, Point of Care, Commercial Operations. Previously, Mr. Price held a number of leadership positions with Ventana Medical Systems and Bayer.

A copy of the press release announcing the leadership appointments summarized above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on April 17, 2015, entitled “Accelerate Diagnostics Announces New Leadership Appointments” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC. (Registrant)

Date: April 17, 2015	/s/ Steve Reichling
Steve Reichling Chief Financial Officer